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                                                                    EXHIBIT 8(d)



                                AMENDMENT NO. 2
                                      TO
                               CUSTODY AGREEMENT


Short-Term Investments Co., a Massachusetts business trust ("STIC-Mass"), on behalf of its Prime Portfolio, assigned all of its rights and obligations under the Custody Agreement ("Agreement") dated June 16, 1987, as amended, between STIC-Mass and The Bank of New York (the "Custodian"), to Short-Term Investments Co., a Maryland corporation (the "Fund"), with respect to its Prime Portfolio on October 15, 1993.

Pursuant to Article XVII of the Agreement, the Fund hereby requests that the Custodian render services as custodian to the following additional portfolio:

                            Liquid Assets Portfolio

Please indicate acceptance of this addition by signing and returning this Amendment to our offices at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046.



Effective Date:  October 19, 1993


                                                 SHORT-TERM INVESTMENTS CO.


Attest:    /s/ STEPHEN I. WINER            By:    /s/ ROBERT H. GRAHAM
           ----------------------------           -----------------------------
Title:     Asst. Secretary                 Title: Executive Vice President
           ----------------------------           -----------------------------


                                                  THE BANK OF NEW YORK

Attest:    /s/ JOSEPH F. KEENAN            By:    /s/ ILLEGIBLE
           ----------------------------           -----------------------------
Title:     VICE PRESIDENT                  Title: VP
           ----------------------------           -----------------------------